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                        IN THE UNITED STATES BANKRUPTCY COURT

                            FOR THE DISTRICT OF DELAWARE


IN RE:                       Section        Chapter 11
                             Section
BRAUN'S FASHIONS CORPORATION Section        Case No. 96-1030 (HSB)
and BRAUN'S FASHIONS, INC.,  Section
                             Section        Jointly Administered
         Debtor.             Section


                   MOTION TO APPROVE TECHNICAL AMENDMENTS TO SECOND
                AMENDED PLAN OF REORGANIZATION PROPOSED BY THE DEBTORS
                ------------------------------------------------------


TO THE HONORABLE HELEN S. BALICK,
UNITED STATES BANKRUPTCY JUDGE:


         Braun's Fashions Corporation ("BFC") and Braun's Fashions, Inc. ("BFI") (collectively, the "Debtors") hereby file this Motion to Approve Technical Amendments to Second Amended Plan of Reorganization Proposed By the Debtors (the "Amendments'). In support of this Motion, the Debtors would respectfully shows the Court as follows:

                                   I. JURISDICTION

         1. The Court has jurisdiction pursuant to 28 U.S.C. Section 1334. This Motion is a core proceeding under 28 U.S.C. Section 157(b)(2)(A), (L) and
(O). The relief requested in this Motion is authorized pursuant to Section 1127 of the Bankruptcy Code, and Rule 3019 of the Federal Rules of Bankruptcy Procedure.

                                   II.  BACKGROUND

         2. On July 2, 1996 (the "Petition Date"), the Debtors filed their voluntary petition for relief under Chapter 11 of the Title 11 of the United States Code (the "Bankruptcy Code"). Since


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the Petition Date, the Debtors have been authorized to operate and manage their assets as debtors in possession pursuant to Sections 1107(a) and 1108 of the Bankruptcy Code.

         3. On October 22, 1996, the Debtors filed the Second Amended Plan of Reorganization Proposed By the Debtors (the "Plan"), which was accompanied by the Debtor's Second Amended Disclosure Statement Pursuant to Section 1125 of the United States Bankruptcy Code (the "Disclosure Statement"). On October 23, 1996, the Court approved the Disclosure Statement pursuant to Section 1125 of the Bankruptcy Code.

                                III.  RELIEF REQUESTED

         4. The Debtors have filed the Amendments in order to correct inconsistencies in the Plan, respond to and settle potential objections to confirmation of the Plan, and to aid in execution of the Plan. Pursuant to
Section 1127(c), subject to compliance with the adequacy-of-disclosure requirements of Section 1125 of the Bankruptcy Code, a proponent of a plan may modify the plan at any time prior to its confirmation. However, by no means does this require the preparation of a new disclosure statement each time a plan modification is proposed. To the contrary, Section 1127(c) only "requires the proponent of a [p]lan modification to comply with [s]ection 1125 if NEW acceptance are solicited." EQUITY MANAGEMENT II CORP. V. CARROLL CANYON ASSOC. (IN RE CARROLL CANYON ASSOC.)., 73 B.R. 236, 239 (S.D. Miss. 1987); SEE ALSO IN RE AMERICAN SOLAR KING, 90 B.R. 808, 823 (Bankr. W.D. Tex. 1988) ("Further disclosure occurs only when and to the extent that the debtor intends to solicit votes from previously dissenting creditors or when the modification materially and adversely impacts parties who previously voted for the plan").

         5. Furthermore, modification to a plan may be made pursuant to Rule 3019 of the Federal Rules of Bankruptcy Procedure (the "Bankruptcy Rules"), when the proposed


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modification does not adversely affect the treatment of any claimant under the plan. Although the term "adverse change" in the context of Bankruptcy Rule 3019 is not defined, it is obvious that proposed modifications are not adverse where "[n]one of the changes negatively affects the repayment of creditors, the length of the plan, or the protected property interests of parties in interest." IN RE MOUNT VERNON PLAZA COMMUNITY URBAN REDEVELOPMENT CORP. I., 79 B.R. 305, 306 (Bankr. S.d. Ohio 1987).

         6. The proposed modifications described in the Amendments will not cause the Plan, as modified, to fail to comply with the requirements of Sections 1122 and 1123 of the Bankruptcy Code. The proposed modifications do not adversely change the treatment of any claim or interest.

         7. For the convenience of the Court and parties in interest, the Amendments are marked to show changes from the Plan as filed on October 22, 1996; deletions are shown as struck through, and additions are double-underlined.

                             IV.  SPECIFIC MODIFICATIONS

         8. Section 5.2(c) shall be amended to read in nits entirety as follows:

              (c) BFI CLASS 3 - BANK CLAIMS. The holders of the Allowed Bank Claims shall receive, in the aggregate on or as soon as practicable after the Initial Distribution Date, (i) 138,284 shares of common stock in BFC and (ii) New Braun's Notes in the original principal amount of $2,313,000. In addition, in compromise and settlement of a dispute regarding the amount of the Bank claims, National Bank shall receive an Allowed Administrative Expense in the amount of $13,400 which shall be paid on the Initial Distribution Date in accordance with Section 4.1(d) of the Plan. Each holder of a Bank Claim may vote directly or through such holder's agent to accept or reject the Plan.

         9.   Section 15.7 shall be amended to read in its entirety as follows:


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              15.7 PAYMENT OF STATUTORY FEES.  All fees payable
         pursuant to Section 1930 of Title 28 of the United States Code, as determined by the Bankruptcy Code at the Confirmation Hearing shall be paid on or before the Effective Date.

                                    V.  CONCLUSION

         WHEREFORE, the Debtors respectfully request that the Court grant the relief sought in this Motion and such other and further relief to which the Debtors may be justly entitled.

DATED:   November 19, 1996
         Wilmington, Delaware


                                  YOUNG, CONAWAY, STARGATT & TAYLOR


                                  By:__________________________________________
                                         Laura Davis Jones (No. 2436)
                                         Joel A. Waite (No. 2925)

                                  11th Floor
                                  Rodney Square North
                                  P.O. Box 391
                                  Wilmington, Delaware  19899-0391
                                  (305) 571-6600

                                            -and-

                                  NELIGAN & AVERCH, L.L.P.
                                  Patrick J. Neligan, Jr.
                                  Blake L. Berryman
                                  1717 Main Street, Suite 4050
                                  Dallas, Texas  75201
                                  (214) 653-4333

                                  CO-COUNSEL FOR THE DEBTORS